ENTERGY NEW ORLEANS, INC.
                   ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                      COLUMN 2 OF FINANCIAL STATEMENTS



     Entry no. 1:
     (In Thousands)

Dr.  Cash                                            $100
Cr.  Materials and supplies                                    $100



To sell transmission and distribution materials to System Fuels, Inc.

     Entry no. 2:
     (In Thousands)

Dr.  Cash                                            $1,434
Cr.  Investment in subsidiary companies                        $1,434



To sell a portion of Entergy New Orleans' investment in System Fuels, Inc. to Entergy Gulf States.


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
                        ENTERGY NEW ORLEANS, INC.
                        PRO FORMA  BALANCE SHEET
                             JUNE 30, 1997
                             (Unaudited)

                                                          Adjustments to Reflect
                                                          Transactions Proposed
                                                     Before     In Present        After
                    ASSETS                        Transactions    Filing       Transaction
                                                               (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                $2,082       $1,534         $3,616
    Temporary cash investments - at cost,
      which approximates market:
       Associated companies                              3,871                       3,871
       Other                                             9,543                       9,543
                                                      --------       ------       --------
           Total cash and cash equivalents              15,496        1,534         17,030
  Accounts receivable:
    Customer (less allowance for doubtful accounts
     of $0.7 million)                                   22,049                      22,049
    Associated companies                                 1,223                       1,223
    Other                                                2,881                       2,881
    Accrued unbilled revenues                           17,690                      17,690
  Deferred electric fuel and resale gas costs            5,486                       5,486
  Materials and supplies - at average cost              13,065         (100)        12,965
  Rate deferrals                                        37,838                      37,838
  Prepayments and other                                 10,813                      10,813
                                                      --------       ------       --------
           Total                                       126,541        1,434        127,975
                                                      --------       ------       --------

Other Property and Investments:
  Investment in subsidiary companies - at equity         3,259       (1,434)         1,825
                                                      --------       ------       --------


Utility Plant:
  Electric                                             511,432                     511,432
  Natural gas                                          128,076                     128,076
  Construction work in progress                          8,184                       8,184
                                                      --------       ------       --------
           Total                                       647,692                     647,692
  Less - accumulated depreciation and amortization     356,851                     356,851
                                                      --------       ------       --------
           Utility plant - net                         290,841                     290,841
                                                      --------       ------       --------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                      82,513                      82,513
    SFAS 109 regulatory asset - net                      4,242                       4,242
    Unamortized loss on reacquired debt                  1,530                       1,530
    Other regulatory assets                             18,313                      18,313
  Other                                                    884                         884
                                                      --------       ------       --------
           Total                                       107,482                     107,482
                                                      --------       ------       --------

           TOTAL                                      $528,123           $-       $528,123
                                                      ========       ======       ========

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
                        ENTERGY NEW ORLEANS, INC.
                        PRO FORMA  BALANCE SHEET
                              JUNE 30, 1997
                               (Unaudited)

                                                             Adjustments to Reflect
                                                             Transactions Proposed
                                                        Before    In Present       After
LIABILITIES AND SHAREHOLDERS' EQUITY                 Transactions    Filing      Transaction
                                                                  (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                           $-                         $-
  Accounts payable:
    Associated companies                                  12,780                     12,780
    Other                                                 26,324                     26,324
  Customer deposits                                       19,169                     19,169
  Taxes accrued                                            6,675                      6,675
  Accumulated deferred income taxes                        5,506                      5,506
  Interest accrued                                         4,694                      4,694
  Provision for rate refund                               15,149                     15,149
  Other                                                    1,390                      1,390
                                                        --------       ------      --------
           Total                                          91,687                     91,687
                                                        --------       ------      --------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                       67,227                     67,227
  Accumulated deferred investment tax credits              7,691                      7,691
  Accumulated provision for property insurance            15,666                     15,666
  Other                                                   23,367                     23,367
                                                        --------       ------      --------
           Total                                         113,951                    113,951
                                                        --------       ------      --------

Long-term debt                                           168,920                    168,920

Shareholders' Equity:
  Preferred stock without sinking fund                    19,780                     19,780
  Common Shareholder's Equity:
   Common stock, $4 par value, authorized
    10,000,000 shares; issued and outstanding
    8,435,900 shares                                      33,744                     33,744
  Paid-in capital                                         36,294                     36,294
  Retained earnings subsequent to the elimination of
     the accumulated deficit on November 30, 1988         63,747                     63,747
                                                        --------       ------      --------
           Total                                         153,565                    153,565
                                                        --------       ------      --------

           TOTAL                                        $528,123                   $528,123
                                                        ========       ======      ========

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
                           ENTERGY NEW ORLEANS, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     TWELVE MONTHS ENDED JUNE 30, 1997
                                 (Unaudited)

                                                  Adjustments to Reflect
                                                  Transactions Proposed
                                             Before    In Present       After
                                          Transaction    Filing      Transaction
                                                      (In Thousands)

Operating Revenues:
  Electric                                   $395,019                   $395,019
  Natural gas                                  88,908                     88,908
                                             --------       ------      --------
       Total                                  483,927                    483,927
                                             --------       ------      --------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses
        and gas purchased for resale          124,479                    124,479
     Purchased power                          169,373                    169,373
     Other operation and maintenance           68,614                     68,614
  Depreciation and amortization                20,616                     20,616
  Taxes other than income taxes                31,260                     31,260
  Rate deferrals                               (5,662)                    (5,662)
  Amortization of rate deferrals               34,874                     34,874
                                             --------       ------      --------
        Total                                 443,554                    443,554
                                             --------       ------      --------

Operating Income                               40,373                     40,373
                                             --------       ------      --------

Other Income:
  Allowance for equity funds used
   during construction                            326                        326
  Miscellaneous - net                             104                        104
                                             --------       ------      --------
        Total                                     430                        430
                                             --------       ------      --------

Interest Charges:
  Interest on long-term debt                   14,315                     14,315
  Other interest - net                          1,013                      1,013
  Allowance for borrowed funds used
   during construction                           (256)                      (256)
                                             --------       ------      --------
        Total                                  15,072                     15,072
                                             --------       ------      --------

Income Before Income Taxes                     25,731                     25,731

Income Taxes                                   11,494                     11,494
                                             --------       ------      --------

Net Income                                     14,237                     14,237

Preferred Stock Dividend Requirements
  and Other                                       965                        965
                                             --------       ------      --------

Earnings Applicable to Common Stock           $13,272                    $13,272
                                             ========       ======      ========

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

                         ENTERGY NEW ORLEANS, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                                (Unaudited)



                                              Adjustments to Reflect
                                              Transactions Proposed
                                        Before     In Present      After
                                     Transaction    Filing      Transaction
                                                 (In Thousands)
Retained Earnings - July 1, 1996         $80,275                    $80,275
Add
  Net Income                              14,237                     14,237
                                         -------     ------         -------
               Total                      94,512                     94,512
                                         -------     ------         -------


  Deduct:
     Dividends declared:
              Preferred stock                965                        965
              Common stock                29,800                     29,800
                                         -------     ------         -------
              Total                       30,765                     30,765
                                         -------     ------         -------

Retained Earnings - June 30, 1997        $63,747                    $63,747
                                         =======     ======         =======


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